Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Western Alliance Bancorporation on Form S-4 of our report, dated February 10, 2006, relating to our audits of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Western Alliance Bancorporation for the year ended December 31, 2005.

We also consent to the reference to our Firm under the caption “Experts” in such proxy statement/prospectus.

/s/ McGLADREY & PULLEN, LLP

Las Vegas, Nevada
January 31, 2007